UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 8, 2023

Date of Report (date of earliest event reported)

APYX MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	00-31885	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5115 Ulmerton Road, Clearwater, Florida 33760

(Address of principal executive offices, zip code)

(727) 384-2323

(Issuer’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	APYX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit and Guaranty Agreement – Perceptive

On November 8, 2023, Apyx Medical Corporation (the “Company”) entered into a Credit and Guaranty Agreement (the “Perceptive Credit Agreement”), by and among the Company (as borrower), Apyx China Holding Corp. and Apyx Bulgaria EOOD, the Company’s wholly-owned subsidiaries (as subsidiary guarantors), and Perceptive Credit Holdings IV, LP (“Perceptive”) (as initial lender and administrative agent). The Credit Agreement provides for an up to $45 million senior secured term loan facility, comprised of two tranches: (i) an initial loan of $37.5 million, and (ii) a delayed draw loan of $7.5 million, subject to the Company funding the second tranche on or before December 31, 2024 and satisfying a minimum revenue target. The Perceptive Credit Agreement matures on November 8, 2028.

In connection with the Company’s execution of the Perceptive Credit Agreement, the Company (i) repaid all outstanding obligations under its prior Credit, Security and Guaranty Agreement, with MidCap Funding IV Trust and MidCap Financial Trust (the “MidCap Credit Agreement”) and (ii) terminated the MidCap Credit Agreement.

Loans

The initial tranche of $37.5 million was fully funded on November 8, 2023, with approximately $11 million of the proceeds used to pay off the aforementioned obligations under the MidCap Credit Agreement, including approximately $1.0 million of related prepayment penalties and exit fees, and $2.5 million for transaction fees and other expenses incurred in connection with the Perceptive Credit Agreement, which includes a 3% fee of the total facility payable to Perceptive at closing. The Company intends to use the net proceeds of these loans for working capital and general corporate purposes.

The initial loan and delayed draw loan bear interest at a floating rate based on one-month SOFR, subject to a floor of 5.0%, plus 7.0%. The first forty-eight (48) months of the loans constitute an interest-only period, with interest payable monthly on the last day of each month. Subsequent to the interest-only period, the outstanding principal amount of the loans is repayable in monthly payments of 3% of the outstanding balance on the applicable payment date. All remaining outstanding principal, together with all accrued and unpaid interest, is due at maturity.

The loans may be voluntarily prepaid in full, or in part, at any time, subject to terms and conditions set forth in the Perceptive Credit Agreement. Additionally, the loans are subject to mandatory prepayment obligations, pursuant to the terms of the Perceptive Credit Agreement. Prepayments of the loans are subject to fees of 10%, 9%, 6%, 4% and 2% of the prepayment amounts made during the first year, second year, third year, fourth year, and thereafter, respectively.

Collateral

The obligations of the Company under the Perceptive Credit Agreement are secured by first priority liens on substantially all of its assets.

Covenants

The Perceptive Credit Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Company and its subsidiaries, among other things, to incur debt, grant liens, make distributions, enter certain restrictive agreements, pay or modify subordinated debt, dispose of assets, make investments and acquisitions, enter into certain transactions with affiliates, and undergo certain fundamental changes, in each case, subject to limitations and exceptions set forth in the Perceptive Credit Agreement. The Perceptive Credit Agreement also requires the Company to satisfy certain financial covenants, including minimum trailing twelve (12) month net revenue targets relating to its Advanced Energy segment (tested quarterly), with year-end targets of $41.6 million, $57.0 million, $70.2 million, and $87.8 million for 2024, 2025, 2026, and 2027, respectively. Additionally, the Company must maintain a balance of $3 million in cash and cash equivalents during the duration of the Perceptive Credit Agreement’s term.

Events of Default

The Perceptive Credit Agreement also contains customary Events of Default (as defined in the Perceptive Credit Agreement) that include, among other things, certain payment defaults, cross defaults to certain other contracts and indebtedness, covenant defaults, inaccuracy of representations and warranties, bankruptcy and insolvency defaults, judgment defaults, change of control defaults, defaults related to the failure to remain registered with the Securities and Exchange Commission and listed for trading on The Nasdaq Stock Market, and any material adverse change.

Upon the occurrence and during the continuance of an Event of Default under the Perceptive Credit Agreement, the administrative agent, if requested by the respective lenders, may, among other things, (i) terminate commitments, as well as obligations of the administrative agent and lenders, (ii) declare all outstanding obligations under the agreement (including principal and accrued and unpaid interest) immediately due and payable, and (iii) exercise the other rights and remedies provided for under the agreement. The Credit Agreement provides that, under certain circumstances, a default interest rate will apply on all obligations under such agreement during the existence of an Event of Default, at a per annum rate equal to 2% in excess of the applicable interest rate.

Issuance of Warrants

In connection with the Company’s initial loan under the Perceptive Credit Agreement, the Company issued Perceptive warrants to purchase up to 1,250,000 shares of its common stock, par value $0.001 (“Common Stock”), with an exercise price of $2.43 per share. Upon the issuance of the delayed draw loan, if applicable, the Company will issue Perceptive warrants to purchase up to 250,000 shares of its Common Stock, with an exercise price equal to the 10-day volume weighted average sale price from the preceding business day.

The forgoing summary of the material terms of the Perceptive Credit Agreement is qualified in its entirety by reference to the full text of the Perceptive Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

On November 9, 2023, the Company issued a press release announcing its entry into the Perceptive Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 1.02.	Termination of a Material Definitive Agreement.

The information in Item 1.01 of this Current Report on Form 8-K regarding the Company’s prior indebtedness under the MidCap Credit Agreement is incorporated herein by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1*	Warrant to Purchase Stock, dated November 8, 2023
10.1*	Credit Agreement and Guaranty, dated November 8, 2023
99.1	Press Release, dated November 9, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2023

Apyx Medical Corporation

By:	/s/ Tara Semb
Tara Semb
Chief Financial Officer, Secretary and Treasurer